EXECUTION VERSION

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                              DII INDUSTRIES, LLC,

                                                 as Issuer,



                                       and



                              JPMORGAN CHASE BANK,

                                                 as Trustee



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                          Second Supplemental Indenture

                          Dated as of October 27, 2003



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                      Unsecured Debentures, Notes and Other
                            Evidences of Indebtedness



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                  SECOND  SUPPLEMENTAL  INDENTURE,  dated as of October 27, 2003
(the "Second Supplemental Indenture"), by and between DII Industries, LLC (formerly Dresser Industries, Inc.), a Delaware limited liability company (the "Company"), and JPMorgan Chase Bank, a New York banking corporation (successor by merger to Texas Commerce Bank National Association, a national banking association), as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's unsecured debentures, notes and other evidences of indebtedness from time to time authenticated and delivered pursuant to the Indenture (as defined below), as supplemented hereby:

                                    RECITALS

1. The Company and the Trustee are parties to that certain Indenture, dated as of April 18, 1996 (the "Original Indenture"), as supplemented by the First Supplemental Indenture, dated as of August 6, 1996 (the "First Supplemental Indenture"). The Original Indenture, as supplemented by the First Supplemental Indenture, is herein referred to as the "Indenture."

2. Section 9.02 of the Indenture provides that the Company and the Trustee may amend the Indenture or the Securities outstanding thereunder in a manner affecting the Securities (as defined under Section 1.01 below) with the written consent of the Holders (as defined under Section 1.01 below) of at least 66-2/3% in principal amount of the then-outstanding Securities of such series.

3. The Company's 7.60% debentures due 2096 (the "Debentures") were issued pursuant to the Indenture. As of the date hereof, $300 million aggregate principal amount of the Debentures are outstanding. No other Securities have been issued or are outstanding pursuant to the Indenture.

4. All things necessary to make this Second Supplemental Indenture a valid and legally binding agreement of the Company have been done, including receipt of consents to amend the Indenture as set forth herein from the Holders of at least 66-2/3% in principal amount of the outstanding Debentures.

5. In connection with the Company's solicitation of consents to amend the Indenture as set forth herein, Halliburton Company extended to qualified holders an offer to issue its new 7.6% debentures due 2096 (the "Halliburton Debentures") in exchange for a like amount of outstanding Debentures, which offer is referred to herein as the "Exchange Offer."

6. The Company and the Trustee hereby agree to amend the Indenture as follows:

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                                    ARTICLE I
                           AMENDMENTS TO THE INDENTURE

         Section 1.01.     Restatement of Article 1.

                  Article 1 of the Indenture is hereby amended and replaced in its entirety as follows:

                                   "ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                           SECTION 1.01. Definitions.

                           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the common equity of a Person shall be deemed to be control.

                           "Agent" means any Registrar or Paying Agent.

                           "Board of Directors" or "Board" means the Board of Directors of the Company or other body fulfilling the function of a board of directors of a corporation including, without limitation, with respect to a limited liability company, its members or any or other body duly authorized, or committee of such Board or other body duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors.

                           "Board Resolution" means a copy of a resolution delivered to the Trustee and certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                           "Capital Stock" of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) of capital stock or other equity participations of such person and any rights (other than debt securities convertible or exchangeable into an equity iterest), warrants or options to acquire an equity interest in such person.

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                           "Company" means DII Industries, LLC or its successor.

                           "Company Order" means a written order of the Company, signed by two Officers, one of whom shall be the principal executive, financial or accounting officer of the Company, and delivered to the Trustee.

                           "Default" means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

                           "Depositary" means a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall be designated by the Company pursuant to Section
         2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person, shall mean or include all such persons. "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of that series.

                           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

                           "Generally accepted accounting principles" when used with respect to any computation or interpretation required or permitted hereunder means such accounting principles which are generally accepted as of the date of this Indenture.

                           "Global Security" means a Security registered in the name of the Depositary or its nominee evidencing all or part of a series of Securities, which is executed by the Company and authenticated and delivered to the Depositary or pursuant to the Depositary's instructions, all in accordance with this Indenture and pursuant to a Company Order.

                           "Holder" or "Securityholder" means a person in whose name a Security is registered in the Security Register.

                           "Indenture" means this Indenture as amended from time to time pursuant to applicable provisions of this Indenture, and shall include the form and terms of each particular series of Securities established pursuant to Section 2.01 hereof.

                           "Interest Payment Date" means the date on which payment of an installment of interest on the Securities of any series is due.

                           "Maturity" when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, pursuant to a sinking fund or otherwise.

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                           "Officer"  means  the  Chairman  of the  Board,  Vice
         Chairman of the Board, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

                           "Officers' Certificate" means a certificate signed by two Officers, one of whom shall be the principal executive, financial or accounting officer.

                           "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company.

                           "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02.

                            "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, estate, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

                           "Principal" of a Security means the principal of the Security, plus the premium, if any, on the Security.

                           "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.01.

                           "SEC" means the Securities and Exchange Commission.

                           "Securities" means the unsecured debentures, notes and other evidences of indebtedness (including any Global Securities) authenticated and delivered under this Indenture.

                           "Securities Act" means the Securities Act of 1933, as amended.

                           "Stated Maturity" when used with respect to any Security or any installment of principal thereof means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal is due and payable.

                           "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of


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         the capital  accounts,  distribution  rights,  total  equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

                           "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date first above written.

                           "Trustee" means the party named as such above or any other trustee appointed with respect to the Securities of any series as contemplated by Section 2.01, in each case until a successor replaces it with respect to the Securities of one or more series pursuant to the applicable provisions of this Indenture, and thereafter with respect to the Securities of such one or more series shall mean the successor.

                           "Trust   Officer"  means  any  officer  or  assistant
         officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                           "United States" means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                           "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

                        SECTION 1.02. Other Definitions.

                                                               Defined in
                  Term                                          Section

                 "Event of Default"........................       6.01
                 "Legal Holiday"...........................      10.07
                 "Paying Agent"............................       2.03
                 "Registrar"...............................       2.03
                 "Security Register".......................       2.03

                  SECTION 1.03.     Incorporation by Reference of Trust
                                    Indenture Act.

                           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by r eference in and made a part of this Indenture (and if the Indenture is not qualified under the TIA at

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         that time, as if it were so qualified unless otherwise provided).   All
         terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

                      SECTION 1.04. Rules of Construction.

                     Unless the context otherwise requires:

                           (1)      a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                           (3)      "or" is not exclusive;

                           (4) words in the singular include the plural, and in the plural include the singular; and

                           (5) provisions apply to successive events and transactions."

                     Section 1.02. Amendments to Article 4.

                     Article 4 of the Indenture is hereby amended and replaced in its entirety as follows:

                                   "ARTICLE 4
                                    COVENANTS

                      SECTION 4.01. Payment of Securities.

                           The Company shall pay the Principal of and any interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money deposited with it by or on behalf of the Company sufficient to pay all Principal and interest then due.

                           The Company shall pay interest on overdue principal at the rate borne by such Securities or otherwise as provided in the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent permitted by law.

                           Each payment by the Company to the Trustee or the Paying Agent shall be accompanied by a written notice from the Company that specifies the series to which such payment relates.

                           SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where


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         Securities may be surrendered for  registration of transfer,  exchange, purchase or redemption, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Unless otherwise provided pursuant to Section 2.01, the office or agency of the Trustee in the Borough of Manhattan, New York, New York, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
         Section 10.11.

                           SECTION 4.03. Further Assurances. From time to time whenever reasonably requested by the Trustee, the Company will make, execute and deliver, or cause to be made, executed or delivered, any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies of the Holders of Securities of any series provided for in this Indenture, including, but not limited to, furnishing all necessary information to the Trustee in connection with calculations and tax reporting relating to any Original Issue Discount Securities that may be issued by the Company hereunder."

         Section 1.03.     Amendment to Article 5.

                  Article 5 of the Indenture is hereby deleted in its entirety.

         Section 1.04.     Amendments to Article 6.

                  Section 6.01 of the Indenture is hereby amended and replaced in its entirety as follows:

                           "SECTION 6.01.   Events  of  Default.  An  "Event  of
         Default" with respect to Securities of any series occurs if:

                           (1) the Company defaults in  the payment of  interest
                  on any Security of such series when the same becomes due and payable, which default continues for a period of 30 days; and

                           (2) the  Company  defaults  in  the  payment  of  the
                  Principal of any Security of such series when the same becomes due and payable at Maturity, upon redemption or otherwise."

         Section 1.05.     Amendments to Article 10.

                  Section 10.11 of the Indenture is hereby amended and replaced in its entirety as follows:

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                           "SECTION 10.11.  Addresses.

                  The Company's address is:

                           4100 Clinton Drive
                           Bldg. 1 - 7th Floor
                           Houston, TX  77010
                           Attention:  Treasurer
                           Facsimile No.:  713-753-2517

                  The Trustee's address is:

                           600 Travis, Suite 1150
                           Houston, Texas 77002
                           Attention:  Institutional Trust Services
                           Facsimile No.:  713-577-5200

                  For purposes of the requirement of a New York office contained in Section 4.02, the address of the Trustee's agent is:

                           JPMorgan Chase Bank
                           4 New York Plaza
                           Ground Floor
                           New York, NY 10004

                  Securities may also be presented or surrendered for payment or for registration of transfer, exchange, purchase or redemption at the address of the trustee set forth above.

                                   ARTICLE II
                                  MISCELLANEOUS

         Section 2.01. Effective Date. This Second Supplemental Indenture is effective as of the date first written above; however, the amendments to the Indenture set forth in Article I hereof shall not become operative unless and until validly tendered Debentures in an aggregate principal amount of at least $200 million are exchanged for Halliburton Debentures pursuant to the Exchange Offer.

         Section 2.02. Ratification. Except as expressly amended and supplemented by this Second Supplemental Indenture, the Indenture shall remain unchanged and in full force and effect. This Second Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof.

         Section 2.03. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of Texas (except that, to the fullest extent permitted by law, no effect shall be given to any conflict of law principles of the State of Texas that would require the

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application of the laws of any other  jurisdiction)  and the applicable  federal laws of the United States.

         Section 2.04. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

         Section 2.05. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 2.06. Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this Second Supplemental Indenture other than as set forth in the Indenture.

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                  IN WITNESS WHEREOF, each of the parties have duly executed and delivered this Second Supplemental Indenture or have caused this Second Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                                       DII INDUSTRIES, LLC





                                        By:      /s/ M. S. Bender
                                          --------------------------------------
                                          Name:   M.S. Bender
                                          Title:  Vice President and Treasurer



                                       JPMORGAN CHASE BANK, as Trustee





                                       By:      /s/ Frank W. McCreary
                                         ---------------------------------------

                                           Name:      Frank W. McCreary
                                          Title:      Trust Officer